SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2013

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Exa Corporation held a special meeting of its stockholders on August 28, 2013, at which our stockholders approved a proposal, which we refer to as the share reduction proposal, to amend our amended and restated certificate of incorporation to reduce the number of shares of common stock that we are authorized to issue from 195,000,000 to 30,000,000. The amendment does not affect the number of shares of our common stock that are currently outstanding. The share reduction proposal is described in detail in our definitive proxy statement for the special meeting, which was filed with the Securities and Exchange Commission on July 26, 2013.

The holders of 12,181,620 shares of common stock were present or represented by proxy at the special meeting. The share reduction proposal received 12,160,329 votes for, 13,218 votes against, 8,073 abstentions and zero broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Edmond L. Furlong
Edmond L. Furlong
Chief Financial Officer

Date: August 29, 2013

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